EXHIBIT 13.1
FORM OF 906 CERTIFICATIONS
March 30, 2007
Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549
Ladies and Gentlemen:
     The certification set forth below is being submitted in connection with the Annual Report on Form 20-F (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     Boris Nemsic, the Chief Executive Officer and Stefano Colombo, the Chief Financial Officer of Telekom Austria AG, each certifies that, to the best of his knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telekom Austria AG.

/s/ Boris Nemsic
Name:	Boris Nemsic
Chief Executive Officer

/s/ Stefano Colombo
Name:	Stefano Colombo
Chief Financial Officer